Supplemental Operating and Financial Data
For the Quarter Ended March 31, 2009

Douglas Emmett, Inc.	TABLE OF CONTENTS

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements.  You should not rely on forward looking statements as predictions of future events. Forward looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Southern California and Honolulu; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Douglas Emmett, Inc.

CORPORATE DATA

Douglas Emmett, Inc.	CORPORATE DATA as of March 31, 2009

Douglas Emmett, Inc. (NYSE: DEI) is a fully integrated, self-administered and self-managed real estate investment trust (REIT), and one of the largest owners and operators of high-quality office and multifamily properties located in submarkets in California and Hawaii. The Company’s properties are concentrated in ten submarkets – Brentwood, Olympic Corridor, Century City, Santa Monica, Beverly Hills, Westwood, Sherman Oaks/Encino, Warner Center/Woodland Hills, Burbank, and Honolulu.  The Company focuses on owning and acquiring a substantial share of top-tier office properties and premier multifamily communities in neighborhoods that possess significant supply constraints, high-end executive housing and key lifestyle amenities.

This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission.  We maintain a website at www.douglasemmett.com.

Number of office properties owned (1)	55
Square feet owned (in thousands) (1)	13,328
Office leased rate as of March 31, 2009 (1)	91.5%
Office occupied rate as of March 31, 2009 (1) (2)	91.1%
Number of multifamily properties owned	9
Number of multifamily units owned	2,868
Multifamily leased rate as of March 31, 2009	99.2%
Market capitalization (in thousands):
Total debt(3) (4)	3,430,193
Common equity capitalization(5)	1,149,577
Total market capitalization	4,579,770
Debt/total market capitalization	74.9%
Common stock data (NYSE:DEI):
Range of closing prices(6)	$6.36 - $13.97
Closing price at quarter end	$7.39
Weighted average diluted shares outstanding (in thousands) (6) (7)	156,022
Shares of common stock outstanding on March 31, 2009 (in thousands) (8)	121,499

(1)
All properties are 100% owned except Honolulu Club (78,000 square feet) owned by a joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by an unconsolidated real estate fund.

(2)	Represents percent leased less signed leases not yet commenced.
(3)	Excludes non-cash loan premium.
(4)
Excludes one-third of the $18 million debt attributable to the noncontrolling interest in a consolidated joint venture; includes $178 million of debt carried by an unconsolidated entity in which our operating partnership (OP) owns an equity interest.

(5)	Common equity capitalization represents the total number of shares of common stock and OP units outstanding multiplied by the closing price of our stock at the end of the period.
(6)	For the quarter ended March 31, 2009.
(7)	Diluted shares shown here represent ownership in our company through shares of common stock and OP units.
(8)	This amount represents undiluted shares, and does not include OP units.

Douglas Emmett, Inc.	INVESTOR INFORMATION

CORPORATE
808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
(310) 255-7700

BOARD OF DIRECTORS

Dan A. Emmett Chairman of the Board, Douglas Emmett, Inc	Leslie E. Bider Chief Executive Officer, PinnacleCare	Thomas E. O’Hern Executive Vice President, Chief Financial Officer and Treasurer, Macerich Company
Jordan L. Kaplan President and Chief Executive Officer, Douglas Emmett, Inc.	Victor J. Coleman Managing Director, Hudson Capital, LLC	Dr. Andrea L. Rich Former President and Chief Executive Officer, Los Angeles Museum of Art, and Former Executive Vice Chancellor and Chief Operating Officer, University of California Los Angeles
Kenneth M. Panzer Chief Operating Officer, Douglas Emmett, Inc.	Ghebre Selassie Mehreteab Chief Executive Officer, NHP Foundation	William Wilson III Former Chairman, Cornerstone Properties, Inc., Managing Partner, Wilson Meany Sullivan, LLC

EXECUTIVE AND SENIOR MANAGEMENT

Jordan L. Kaplan President and Chief Executive Officer	Kenneth M. Panzer Chief Operating Officer	William Kamer Chief Financial Officer
Allan B. Golad SVP, Property Management	Gregory R. Hambly Chief Accounting Officer	Michael J. Means SVP, Commercial Leasing

INVESTOR RELATIONS

Mary C. Jensen
Vice President - Investor Relations
(310) 255-7751
Email Contact:  mjensen@douglasemmett.com
Please visit our corporate website at:  www.douglasemmett.com

Douglas Emmett, Inc.

CONSOLIDATED
FINANCIAL RESULTS

Douglas Emmett, Inc.	BALANCE SHEETS (in thousands)

	March 31, 2009	December 31, 2008
	(unaudited)
Assets
Investment in real estate:
Land	$ 835,366	$ 900,213
Buildings and improvements	5,011,643	5,528,567
Tenant improvements and lease intangibles	506,386	552,536
	6,353,395	6,981,316
Less: accumulated depreciation	(522,864)	(490,125)
Net investment in real estate	5,830,531	6,491,191

Cash and cash equivalents	29,827	8,655
Tenant receivables, net	1,189	2,197
Deferred rent receivables, net	33,436	33,039
Interest rate contracts	165,311	176,255
Acquired lease intangible assets, net	15,632	18,163
Investment in unconsolidated real estate fund	100,775	-
Other assets	28,891	31,304
Total assets	$ 6,205,592	$ 6,760,804

Liabilities
Secured notes payable	$ 3,258,000	$ 3,672,300
Unamortized non-cash debt premium	19,256	20,485
Interest rate contracts	359,360	407,492
Accrued interest payable	26,165	22,982
Accounts payable and accrued expenses	45,133	46,233
Acquired lease intangible liabilities, net	165,649	195,036
Security deposits	32,500	35,890
Dividends payable	12,150	22,856
Other liabilities	-	57,316
Total liabilities	3,918,213	4,480,590

Douglas Emmett, Inc. Stockholders' Equity
Common stock	1,215	1,219
Additional paid-in capital	2,284,999	2,284,429
Accumulated other comprehensive income	(251,666)	(274,111)
Accumulated deficit	(250,364)	(236,348)
Total Douglas Emmett, Inc. stockholders' equity	1,784,184	1,775,189
Noncontrolling interests	503,195	505,025
Total stockholders’ equity	2,287,379	2,280,214
Total liabilities and stockholders’ equity	$ 6,205,592	$ 6,760,804

Douglas Emmett, Inc.	QUARTERLY OPERATING RESULTS (unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2009	(1)	2008
Revenues:
Office rental:
Rental revenues	$ 108,546		$ 99,016
Tenant recoveries	7,966		6,009
Parking and other income	17,634		16,576
Total office revenues(2)	134,146		121,601

Multifamily rental:
Rental revenues	16,187		17,224
Parking and other income	1,084		983
Total multifamily revenues	17,271		18,207

Total revenues	151,417		139,808

Operating Expenses:
Office expenses(2)	40,312		35,921
Multifamily expenses	4,517		4,300
General and administrative	6,351		5,285
Depreciation and amortization	61,074		56,749
Total operating expenses	112,254		102,255

Operating income	39,163		37,553

Gain on disposition of interest in unconsolidated real estate fund	5,573		-
Interest and other income	2,914		409
Loss, net of depreciation, from unconsolidated real estate fund	(678)		-
Interest expense	(49,222)		(41,203)
Net loss	(2,250)		(3,241)
Less: Net loss attributable to noncontrolling interests	383		741
Net loss attributable to common stockholders	$ (1,867)		$ (2,500)

Net loss per common share – basic and diluted(3)	$ (0.02)		$ (0.02)

Weighted average shares of common stock outstanding – basic and diluted(3)	121,842		118,284

(1)
Douglas Emmett Fund X, LLC (Fund X) was deconsolidated from our financial statements as of the end of February 2009.  As a result, the consolidated operating results of Douglas Emmett, Inc. for the three months ended March 31, 2009 presented above reflect the impact of the properties owned by Fund X only for the months of January and February 2009 on a consolidated basis.  For March 2009, Fund X is shown on an unconsolidated basis.

(2)
If Fund X had been consolidated for the entire first quarter of 2009, total office revenues would have been $138,763 (after adding office revenues attributable to Fund X for March 2009 of $4,617) and total office expenses would have been $41,902 (after adding office expenses attributable to Fund X for March 2009 of $1,590)

(3)
Diluted shares are calculated in accordance with accounting principles generally accepted in the United States (GAAP) and include common stock plus dilutive equity instruments, as appropriate.  This amount excludes OP units, which are included in the non-GAAP calculation of diluted shares on the “Corporate Data” page preceding this section.

Douglas Emmett, Inc.	FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS (unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2009	2008
Funds From Operations (FFO)
Net loss attributable to common stockholders	$ (1,867)	$ (2,500)
Depreciation and amortization of real estate assets	61,074	56,749
Net loss attributable to noncontrolling interests	(383)	(741)
Gain on disposition of interest in unconsolidated real estate fund	(5,573)	-
Less: adjustments attributable to consolidated joint venture and unconsolidated investment in real estate fund	1,065	(63)
FFO	$ 54,316	$ 53,445
Adjusted Funds From Operations (AFFO)
FFO	$ 54,316	$ 53,445
Straight-line rent adjustment	(2,003)	(4,271)
Amortization of acquired above and below market leases	(10,101)	(10,198)
Amortization of interest rate contracts and loan premium	3,735	640
Amortization of prepaid financing	607	362
Recurring capital expenditures, tenant improvements and leasing commissions	(6,642)	(5,558)
Non-cash compensation expense	2,489	3,291
Less: adjustments attributable to consolidated joint venture and unconsolidated investment in real estate fund	(262)	-
AFFO	$ 42,139	$ 37,711

Weighted average share equivalents outstanding - fully diluted	156,022	156,513
FFO per share- fully diluted	$ 0.35	$ 0.34
Dividends per share declared	$ 0.10	$ 0.1875
AFFO payout ratio	36.92%	77.33%

NOTE: Our definitions of FFO and AFFO are contained on the page titled "Definitions" which follows.

Douglas Emmett, Inc.	SAME PROPERTY STATISTICAL AND FINANCIAL DATA (unaudited and in thousands, except statistics)

	Three Months Ended March 31,
	2009	2008	% Change

Same Property Office Statistics
Number of properties	48	48
Rentable square feet	11,810,619	11,809,595
% leased (average for 3 months)	93.3%	95.5%
% occupied (average for 3 months)	92.8%	94.6%

Same Property Multifamily Statistics
Number of properties	9	9
Number of units	2,868	2,868
% leased (average for 3 months)	99.1%	99.2%

Same Property Net Operating Income - GAAP Basis
Total office revenues	$ 123,470	$ 120,602	2.4%
Total multifamily revenues	17,271	18,207	(5.1)
Total revenues	140,741	138,809	1.4

Total office expense	36,769	35,424	3.8
Total multifamily expense	4,517	4,300	5.0
Total property expense	41,286	39,724	3.9

Same Property NOI - GAAP basis	$ 99,455	$ 99,085	0.4%

Same Property Net Operating Income - Cash Basis
Total office revenues	$ 113,988	$ 108,393	5.2%
Total multifamily revenues	16,389	16,364	0.2
Total revenues	130,377	124,757	4.5

Total office expense	36,814	35,827	2.8
Total multifamily expense	4,517	4,300	5.0
Total property expense	41,331	40,127	3.0

Same Property NOI - cash basis	$ 89,046	$ 84,630	5.2%

NOTE: Our definitions of NOI, same property and cash basis are contained on the page titled "Definitions" which follows.

Douglas Emmett, Inc.	RECONCILIATION OF SAME PROPERTY NOI TO GAAP NET INCOME (LOSS) (unaudited and in thousands)

	Three Months Ended March 31,
	2009	2008
Same property office revenues - cash basis	$ 113,988	$ 108,393
GAAP adjustments	9,482	12,209
Same property office revenues - GAAP basis	123,470	120,602

Same property multifamily revenues - cash basis	16,389	16,364
GAAP adjustments	882	1,843
Same property multifamily revenues - GAAP basis	17,271	18,207

Same property revenues - GAAP basis	140,741	138,809

Same property office expenses - cash basis	(36,814)	(35,827)
GAAP adjustments	45	403
Same property office expenses - GAAP basis	(36,769)	(35,424)

Same property multifamily expenses - cash basis	(4,517)	(4,300)
GAAP adjustments	-	-
Same property multifamily expenses - GAAP basis	(4,517)	(4,300)

Same property expenses - GAAP basis	(41,286)	(39,724)

Same property Net Operating Income (NOI) - GAAP basis	99,455	99,085
Non-comparable office revenues	10,676	998
Non-comparable office expenses	(3,543)	(496)
Total property NOI - GAAP basis	106,588	99,587
General and administrative expenses	(6,351)	(5,285)
Depreciation and amortization	(61,074)	(56,749)
Operating income	39,163	37,553
Gain on disposition of interest in unconsolidated real estate fund	5,573	-
Interest and other income	2,914	409
Loss, net of depreciation, from unconsolidated real estate fund	(678)	-
Interest expense	(49,222)	(41,203)
Net loss	(2,250)	(3,241)
Less: Net loss attributable to noncontrolling interests	383	741
Net loss attributable to common stockholders	$ (1,867)	$ (2,500)

NOTE: Our definitions of NOI, same property and cash basis are contained on the page titled "Definitions" which follows.

Douglas Emmett, Inc.	DEFINITIONS

Funds From Operations (FFO):  We calculate funds from operations before noncontrolling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. We use FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.  However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor  the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Adjusted Funds From Operations (AFFO):  Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance.  We compute AFFO by adding to FFO the non-cash compensation expense, amortization of prepaid financing costs and straight-line rents, and then subtracting recurring capital expenditures, tenant improvements and leasing commissions.  AFFO is not intended to represent cash flow for the period, and it only provides an additional perspective on our ability to fund cash needs and make distributions to shareholders by adjusting the effect of the non-cash items included in FFO, as well as recurring capital expenditures and leasing costs.  We believe that net income is the most directly comparable GAAP financial measure to AFFO.  We also believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Net Operating Income (NOI):  Reported net income (or loss) is computed in accordance with GAAP.  In contrast, net operating income (NOI) is a non-GAAP measure consisting of the revenue and expense attributable to the real estate properties that we own and operate.  Although NOI is considered a non-GAAP measure, we present NOI on a “GAAP basis” by using property revenues and expenses calculated in accordance with GAAP.  The most directly comparable GAAP measure to NOI is net income (or loss), adjusted to exclude general and administrative expense, depreciation and amortization expense, interest income, interest expense, income from unconsolidated partnerships, income (or loss) attributable to noncontrolling interests, gains (or losses) from sales of depreciable operating properties, net income from discontinued operations and extraordinary items.  We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI.  Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP.

Same Property NOI:  To facilitate a more meaningful comparison of NOI between periods, we calculate comparable amounts for a subset of our owned properties referred to as same properties.  Same property amounts are calculated as the amounts attributable to properties which have been owned and operated by us during the entire span of both periods compared.  Therefore, any properties either acquired after the first day of the earlier comparison period or sold before the last day of the later comparison period are excluded from same properties.  We may also exclude from the same property set any property that is undergoing a major repositioning project that would impact the comparability of its results between two periods.

Cash Basis NOI:  NOI as defined above includes the revenue and expense directly attributable to our real estate properties calculated in accordance with GAAP, and is specifically labeled as “GAAP basis.”  We also believe that NOI calculated on a cash basis is useful for investors to understand our operations.  Cash basis NOI is also a non-GAAP measure, which we calculate by excluding from GAAP basis NOI our straight-line rent adjustments and the amortization of above/below market lease intangible assets and liabilities.  Accordingly, cash basis NOI should be considered only as a supplement to net income as a measure of our performance.  Cash basis NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  Cash basis NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP.

Douglas Emmett, Inc.	DEBT BALANCES as of March 31, 2009 (unaudited and in thousands)

	Maturity Date(1)		Principal Balance		Variable Rate	Effective Annual Fixed Rate(2)		Swap Maturity Date(1)
Variable Rate Swapped to Fixed Rate:
Fannie Mae Loan I(3)	06/01/12		$ 293,000		DMBS + 0.60%	4.70%		08/01/11
Fannie Mae Loan II(3)	06/01/12		95,080		DMBS + 0.60%	5.78		08/01/11
Modified Term Loan(4)(5)	08/31/12		2,300,000		LIBOR + 0.85%	5.13		08/01/10 - 08/01/12
Fannie Mae Loan III(3)	02/01/15		36,920		DMBS + 0.60%	5.78		08/01/11
Fannie Mae Loan IV(3)	02/01/15		75,000		DMBS + 0.76%	4.86		08/01/11
Term Loan(6)	04/01/15		340,000		LIBOR + 1.50%	4.77		01/02/13
Fannie Mae Loan V(3)	02/01/16		82,000		LIBOR + 0.62%	5.62		03/01/12
Fannie Mae Loan VI(3)	06/01/17		18,000		LIBOR + 0.62%	5.82		06/01/12
Subtotal			3,240,000	(6)		5.10%	(2)

Variable Rate:
Wells Fargo Loan(7)	03/01/11	(8)	12,000		LIBOR + 1.25%	--		--
Secured Revolving Credit Facility(9)	10/30/11	(10)	-		LIBOR / Fed Funds +(11)	--		--
Subtotal			12,000
Consolidated total, net of portion attributable to noncontrolling interest in consolidated joint venture			3,252,000	(12)

Debt Attributable from Unconsolidated Real Estate Fund:
Term Loan(13)	08/18/13		178,193		LIBOR + 1.65%	5.52%		09/04/12
Total consolidated and unconsolidated debt			$ 3,430,193

(1)	As of March 31, 2009, the weighted average remaining life of our consolidated outstanding debt is 3.8 years, and the weighted average remaining life of the interest rate swaps is 2.1 years.
(2)
Includes the effect of interest rate contracts.  Based on actual/360-day basis and excludes amortization of loan fees and unused fees on credit line.  The total consolidated effective rate on an actual/365-day basis is 5.17% at March 31, 2009.

(3)
Secured by four separate collateralized pools.  Fannie Mae Discount Mortgage-Backed Security (DMBS) has historically tracked 90-day LIBOR, although volatility may exist between the two rates, resulting in an immaterial amount of swap ineffectiveness.

(4)	Secured by seven separate collateralized pools. Requires monthly payments of interest only, with outstanding principal due upon maturity.
(5)
Includes $1.11 billion swapped to 4.96% until August 1, 2010; $545.0 million swapped to 5.83% until December 1, 2010; $322.5 million swapped to 5.05% until August 1, 2011; and $322.5 million swapped to 5.09% until August 1, 2012.

(6)	Secured by four properties in a collateralized pool. Requires monthly payments of interest only, with outstanding principal due upon maturity.
(7)	This is an $18 million loan held by a consolidated entity in which our Operating Partnership owns a two-thirds interest. The loan has a one-year extension option.
(8)	Represents maturity date of March 1, 2010 which we may extend to March 1, 2011.
(9)	This $370 million credit facility is secured by nine properties and has no borrowings outstanding. The facility has two one-year extension options available.
(10)	Represents maturity date of October 30, 2009 which we may extend to October 30, 2011.
(11)
This revolver bears interest at either LIBOR +0.70% or Fed Funds +0.95% at our election.  If the amount outstanding exceeds $262.5 million, the credit facility bears interest at either LIBOR +0.80% or Fed Funds +1.05% at our election.

(12)	Excludes the unamortized non-cash debt premium of $19,256 which represents the mark-to-market adjustment recorded on all variable rate debt outstanding at the time of our IPO.
(13)
This is a $365 million loan held by an unconsolidated real estate fund in which our Operating Partnership owns an equity interest.  Secured by six properties in a cross-collateralized pool.  Requires monthly payments of interest only, with outstanding principal due upon maturity.

Douglas Emmett, Inc.

PORTFOLIO DATA

Douglas Emmett, Inc.	OFFICE PORTFOLIO SUMMARY (1) as of March 31, 2009

Submarket	Number of Properties	Rentable Square Feet (2)	Square Feet as a Percent of Total

West Los Angeles
Brentwood	13	1,390,771	10.4%
Olympic Corridor	5	1,096,079	8.2
Century City	3	915,980	6.9
Santa Monica	8	969,971	7.3
Beverly Hills	6	1,343,094	10.1
Westwood	2	396,807	3.0
San Fernando Valley
Sherman Oaks/Encino	11	3,181,035	23.9
Warner Center/Woodland Hills	3	2,855,864	21.4
Tri-Cities
Burbank	1	420,949	3.1
Honolulu	3	757,641	5.7
Total	55	13,328,191	100.0%

(1)
All properties are 100% owned except Honolulu Club (78,000 square feet) owned by a joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by an unconsolidated real estate fund.

(2)
Based on BOMA 1996 remeasurement.  Total consists of 12,036,580 leased square feet, 1,132,835 available square feet, 76,251 building management use square feet, and 82,525 square feet of BOMA 1996 adjustment on leased space.

Douglas Emmett, Inc.	OFFICE PORTFOLIO OCCUPANCY AND IN-PLACE RENTS (1) as of March 31, 2009

Submarket	Percent Leased(2)	Annualized Rent(3)	Annualized Rent Per Leased Square Foot (4)	Monthly Rent Per Leased Square Foot
West Los Angeles
Brentwood	95.2%	$ 50,680,526	$38.78	$3.23
Olympic Corridor	93.1	32,897,699	32.79	2.73
Century City	98.2	32,483,754	36.47	3.04
Santa Monica (5)	93.6	45,605,097	50.67	4.22
Beverly Hills	90.5	45,964,360	38.87	3.24
Westwood	94.1	13,653,045	37.02	3.09
San Fernando Valley
Sherman Oaks/Encino	91.7	90,019,557	31.44	2.62
Warner Center/Woodland Hills	85.3	69,273,950	28.97	2.41
Tri-Cities
Burbank	100.0	13,415,742	31.87	2.66
Honolulu	89.8	22,564,548	34.33	2.86

Total / Weighted Average	91.5	$ 416,558,278	34.76	2.90

Recurring Capital Expenditures (1)
- Office (per rentable square foot) for the three months ended March 31, 2009			$0.04

(1)
All properties are 100% owned except Honolulu Club (78,000 square feet) owned by a joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by an unconsolidated real estate fund.

(2)	Includes 51,062 square feet with respect to signed leases not yet commenced.
(3)
Represents annualized monthly cash rent under leases commenced as of March 31, 2009 (excluding 51,062 square feet with respect to signed leases not yet commenced).  The amount reflects total cash rent before abatements.  For our Burbank and Honolulu office properties, annualized rent is converted from triple net to gross by adding expense reimbursements to base rent.

(4)	Represents annualized rent divided by leased square feet (excluding 51,062 square feet with respect to signed leases not commenced) as set forth in note (2) above for the total.
(5)	Includes $1,287,232 of annualized rent attributable to our corporate headquarters at our Lincoln/Wilshire property.

Douglas Emmett, Inc.	MULTIFAMILY PORTFOLIO SUMMARY as of March 31, 2009

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

West Los Angeles
Brentwood	5	950	33%
Santa Monica	2	820	29
Honolulu	2	1,098	38
Total	9	2,868	100%

Submarket	Percent Leased	Annualized Rent (1)	Monthly Rent Per Leased Unit

West Los Angeles
Brentwood	98.6%	$ 23,460,388	$2,086
Santa Monica(2)	99.0	20,533,152	2,107
Honolulu	99.7	18,361,444	1,397
Total / Weighted Average	99.2	$ 62,354,984	1,827

Recurring Capital Expenditures
- Multifamily (per unit) for the three months ended March 31, 2009			105

(1)	Represents March 31, 2009 multifamily rental income annualized.
(2)	Excludes 10,013 square feet of ancillary retail space, which generates $294,794 of annualized rent as of March 31, 2009.

Douglas Emmett, Inc.	TENANT DIVERSIFICATION (1) (1.0% or Greater of Annualized Rent) as of March 31, 2009

	Number of Leases	Number of Properties	Lease Expiration(2)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent(3)	Percent of Annualized Rent

Time Warner(4)	4	4	2010-2019	642,845	4.8%	$ 21,386,790	5.1%
AIG (Sun America Life Insurance)	1	1	2013	182,010	1.4	5,704,276	1.4
Bank of America(5)	13	9	2009-2018	129,018	1.0	5,057,384	1.2
The Endeavor Agency, LLC	2	1	2019	113,878	0.8	4,972,648	1.2
Total	20	15		1,067,751	8.0%	$ 37,121,098	8.9%

(1)
All properties are 100% owned except Honolulu Club (78,000 square feet) owned by a joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by an unconsolidated real estate fund.

(2)	Expiration dates are per leases and do not assume exercise of renewal, extension or termination options. For tenants with multiple leases, expirations are shown as a range.
(3)
Represents annualized monthly cash rent under leases commenced as of March 31, 2009.  The amount reflects total cash rent before abatements. For our Burbank and Honolulu office properties, annualized rent is converted from triple net to gross by adding expense reimbursements to base rent.

(4)
Includes a 62,000 square foot lease expiring in June 2010, a 10,000 square foot lease expiring in October 2013, a 150,000 square foot lease expiring in April 2016, and a 421,000 square foot lease expiring in September 2019.

(5)
Includes a 5,000 square foot lease expiring in September 2009, a 9,000 square foot lease expiring in September 2010, a 7,000 square foot lease expiring in December 2010, two leases totaling 19,000 square feet expiring in January 2011, a 2,000 square foot lease expiring in May 2011, a 16,000 square foot lease expiring in July 2011, a 41,000 square foot lease expiring in January 2012, a 6,000 square foot lease expiring in May 2012, a 8,000 square foot lease expiring in July 2013, a 4,000 square foot lease expiring in February 2015, and a 12,000 square foot lease expiring in March 2018.

Douglas Emmett, Inc.	INDUSTRY DIVERSIFICATION (1) as of March 31, 2009

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	346	16.0%
Financial Services	265	14.6
Entertainment	123	11.8
Real Estate	162	9.1
Health Services	293	8.4
Accounting & Consulting	208	8.4
Insurance	89	7.8
Retail	163	7.0
Technology	66	3.9
Advertising	57	3.4
Public Administration	29	1.8
Educational Services	10	0.8
Other	259	7.0
Total	2,070	100.0%

(1)
All properties are 100% owned except Honolulu Club (78,000 square feet) owned by a joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by an unconsolidated real estate fund.

Douglas Emmett, Inc.	LEASE DISTRIBUTION (1) as of March 31, 2009

	Number of Leases	Leases as a Percent of Total	Rentable Square Feet (2)		Square Feet as a Percent of Total	Annualized Rent(3)	Annualized Rent as a Percent of Total

2,500 or less	1,025	49.5%	1,401,682		10.5%	$ 51,651,175	12.4%
2,501-10,000	761	36.8	3,704,457		27.8	129,830,197	31.2
10,001-20,000	192	9.3	2,688,684		20.2	91,907,232	22.1
20,001-40,000	65	3.1	1,822,775		13.7	63,057,577	15.1
40,001-100,000	21	1.0	1,240,922		9.3	44,357,241	10.6
Greater than 100,000	6	0.3	1,126,998		8.4	35,754,856	8.6
Subtotal	2,070	100.0%	11,985,518	(5)	89.9%	416,558,278	100.0%
Available	-	-	1,132,835		8.5	-	-
BOMA Adjustment(4)	-	-	82,525		0.6	-	-
Building Management Use	-	-	76,251		0.6	-	-
Signed leases not commenced	-	-	51,062		0.4	-	-
Total	2,070	100.0%	13,328,191		100.0%	$ 416,558,278	100.0%

(1)
All properties are 100% owned except Honolulu Club (78,000 square feet) owned by a joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by an unconsolidated real estate fund.

(2)
Based on BOMA 1996 remeasurement. Total consists of 12,036,580 leased square feet (includes 51,062 square feet with respect to signed leases not commenced), 1,132,835 available square feet, 76,251 building management use square feet, and 82,525 square feet of BOMA 1996 adjustment on leased space.

(3)
Represents annualized monthly cash base rent (i.e., excludes tenant reimbursements, parking and other revenue) under leases commenced as of March 31, 2009 (does not include 51,062 square feet with respect to signed leases not yet commenced). The amount reflects total cash rent before abatements. For our Burbank and Honolulu office properties, annualized rent is converted from triple net to gross by adding expense reimbursements to base rent.

(4)	Represents square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.
(5)	Average tenant size is approximately 5,800 square feet. Median is approximately 2,500 square feet.

Douglas Emmett, Inc.	LEASE EXPIRATIONS (1) as of March 31, 2009

Year of Lease Expiration	Number of Leases Expiring	Rentable Square Feet(2)	Expiring Square Feet as a Percent of Total	Annualized Rent(3)	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(4)	Annualized Rent Per Leased Square Foot at Expiration(5)

Available	-	1,132,835	8.5%	$-	- %	$-	$-
2009	353	1,400,567	10.5	46,489,349	11.2	33.19	33.37
2010	449	1,812,656	13.6	61,609,810	14.8	33.99	35.07
2011	388	1,739,476	13.0	60,876,091	14.6	35.00	37.35
2012	309	1,578,067	11.8	53,621,188	12.9	33.98	37.64
2013	260	1,661,053	12.5	61,092,700	14.7	36.78	42.25
2014	145	1,012,617	7.6	33,865,743	8.1	33.44	40.87
2015	61	663,455	5.0	21,943,938	5.3	33.08	41.24
2016	31	616,920	4.6	20,464,635	4.9	33.17	39.49
2017	30	328,606	2.5	11,636,187	2.8	35.41	47.76
2018	28	289,460	2.2	13,566,760	3.2	46.87	65.40
2019	10	678,407	5.1	23,734,441	5.7	34.99	45.43
Thereafter	6	204,234	1.5	7,657,436	1.8	37.49	52.72
BOMA Adjustment(6)	-	82,525	0.6	-	-	-	-
Building Management Use	-	76,251	0.6	-	-	-	-
Signed leases not commenced	-	51,062	0.4	-	-	-	-
Total/Weighted Average	2,070	13,328,191	100.0%	$416,558,278	100.0%	$34.76	$39.56

(1)
All properties are 100% owned except Honolulu Club (78,000 square feet) owned by a joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by an unconsolidated real estate fund.

(2)
Based on BOMA 1996 remeasurement. Total consists of 12,036,580 leased square feet (includes 51,062 square feet with respect to signed leases not commenced), 1,132,835 available square feet, 76,251 building management use square feet, and 82,525 square feet of BOMA 1996 adjustment on leased space.

(3)	Represents annualized monthly base rent under leases commenced as of March 31, 2009. The amount reflects total base rent before abatements.
(4)	Represents annualized rent divided by leased square feet.
(5)	Represents annualized rent at expiration divided by leased square feet.
(6)	Represents the square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

Douglas Emmett, Inc.	QUARTERLY LEASE EXPIRATIONS – NEXT FOUR QUARTERS (1) as of March 31, 2009

Submarket		Q2 2009		Q3 2009		Q4 2009		Q1 2010

West Los Angeles
Brentwood	Expiring SF	38,930		28,361		101,594		66,782
	Rent per SF(2)	$37.26		$35.50		$32.75		$38.95
Olympic Corridor	Expiring SF	62,627		27,690		55,977		66,684
	Rent per SF(2)	$29.19		$34.46		$31.99		$31.62
Century City	Expiring SF	51,380		23,235		20,211		40,292
	Rent per SF(2)	$32.39		$31.10		$33.00		$37.85
Santa Monica	Expiring SF	33,695		4,423		47,310		8,691
	Rent per SF(2)	$41.49		$33.45		$60.09		$44.75
Beverly Hills	Expiring SF	56,688		53,942		89,468		61,195
	Rent per SF(2)	$32.64		$33.49		$37.47		$31.16
Westwood	Expiring SF	12,711		2,918		6,562		4,384
	Rent per SF(2)	$34.53		$34.58		$36.24		$37.04
San Fernando Valley
Sherman Oaks/Encino	Expiring SF	64,478		118,382		115,949		98,636
	Rent per SF(2)	$29.78		$30.77		$32.19		$30.53
Warner Center/Woodland Hills	Expiring SF	190,368		39,285		79,175		63,208
	Rent per SF(2)	$29.01		$29.09		$29.05		$29.41
Tri-Cities
Burbank	Expiring SF	-		-		-		-
	Rent per SF(2)	$-		$-		$-		$-
Honolulu	Expiring SF	19,459		38,135		17,614		31,967
	Rent per SF(2)	$34.58		$44.26		$30.07		$30.77
Total	Expiring SF	530,336	(3)	336,371	(4)	533,860	(5)	441,839	(6)
	Rent per SF(2)	$31.58		$33.33		$35.18		$32.92

(1)
All properties are 100% owned except Honolulu Club (78,000 square feet) owned by a joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by an unconsolidated real estate fund.

(2)
Represents annualized base rent (i.e., excludes tenant reimbursements, parking and other revenue) per leased square foot at expiration. The amount reflects total cash rent before abatements. For our Burbank and Honolulu office properties, annualized rent is converted from triple net to gross by adding expense reimbursements to base rent.

(3)	As of March 31, 2009, 110,934 rentable square feet had been renewed for leases that were previously scheduled to expire in the quarter ending June 30, 2009.
(4)	As of March 31, 2009, 91,735 rentable square feet had been renewed for leases that were previously scheduled to expire in the quarter ending September 30, 2009.
(5)	As of March 31, 2009, 71,539 rentable square feet had been renewed for leases that were previously scheduled to expire in the quarter ending December 31, 2009.
(6)	As of March 31, 2009, 56,241 rentable square feet had been renewed for leases that were previously scheduled to expire in the quarter ending March 31, 2010.

Douglas Emmett, Inc.	OFFICE PORTFOLIO LEASING ACTIVITY (1) for the three months ended March 31, 2009

Gross New Leasing Activity
Rentable square feet		116,823
Number of leases		47
Gross Renewal Leasing Activity
Rentable square feet		214,372
Number of leases		46
Net Absorption
Leased rentable square feet		(209,665)
Cash Rent Growth (2)
Expiring Rate		$ 32.16
New/Renewal Rate		$ 33.92
Increase		5.5%
Straight-Line Rent Growth (3)
Expiring Rate		$ 304
New/Renewal Rate		$ 35.95
Increase		18.5%
Weighted Average Lease Terms
New (in months)		54
Renewal (in months)		54

	Total Lease	Annual Lease
	Transaction	Transaction
Tenant Improvement and Leasing Commissions (per rentable square foot) (4)	Costs	Costs
New leases	$ 22.04	$ 4.86
Renewal leases	$ 16.05	$ 3.56
Blended	$ 18.16	$ 4.02

(1)
All properties are 100% owned except Honolulu Club (78,000 square feet) owned by a joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by an unconsolidated real estate fund.

(2)	Represents the difference between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents on the same space.
(3)	Represents a comparison between straight-line rent on expiring leases and the straight-line rent for new leases on the same space.
(4)	Represents weighted average lease transaction costs based on the leases executed in the current quarter in our properties, including repositioned properties.